Exhibit 10.1
WARRANT EXERCISE AND STOCK ISSUANCE AGREEMENT
     THIS WARRANT EXERCISE AND STOCK ISSUANCE AGREEMENT (the “Agreement”) is effective as of this 7th day of October, 2010, by and between Resolute Energy Corporation, a Delaware corporation (the “Company”), and [______________] (the “Holder”).
RECITALS
     WHEREAS, the Holder holds [__________] warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);
     WHEREAS, the Holder desires to (i) exercise an aggregate of [__________] Warrants and (ii) tender to the Company an aggregate of [_________] Warrants to purchase [_________] shares of Common Stock, subject to and in accordance with the terms set forth in this Agreement (the “Transaction”); and
     WHEREAS, the Company desires to consummate the Transaction subject to and in accordance with the terms set forth in this Agreement;
     NOW, THEREFORE, BE IT RESOLVED, that in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
     1. Transaction. At the Closing, (i) the Holder hereby agrees to exercise [_______] Warrants (the “Exercised Warrants”) at an exercise price of $13.00 per share, for an aggregate exercise price of $[_______] (the “Cash Consideration”) and tender [_______] Warrants (the “Exchanged Warrants”) to the Company and (ii) the Company agrees to issue to the Holder an aggregate of [_______] shares of Common Stock (the “Shares”), all as set forth below in Section 2.
     2. Closing.
          2.1 The date and time of the closing of the Transaction (the “Closing Date”) shall be 12:00 p.m., Denver, Colorado time, on October 22, 2010.
          2.2 On or prior to the Closing Date, the Holder agrees to (i) surrender or cause to be surrendered to the Company, at the principal office of Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), the Exercised Warrants through the facilities of the Depository Trust Corporation (“DTC”) pursuant to instructions provided in writing to the Holder by the Company; (ii) execute and deliver to the Warrant Agent the Form of Election to Purchase included in Exhibit C to that certain Warrant Agreement by and between the Company and the Warrant Agent; (iii) surrender or cause to be surrendered to the Company the Exchanged Warrants through the facilities of the DTC pursuant to instructions provided in writing to the Holder by the Company; and (iv) transfer to the Company an amount equal to the

Cash Consideration, by wire transfer of immediately available funds pursuant to instructions provided in writing to the Holder by the Company.
          2.3 On the Closing Date, the Company agrees to deliver or cause to be delivered to the Holder two certificates evidencing the Shares in the standard form of certificate for the Company’s common stock. The first certificate shall represent [_______] shares of Common Stock, the purchase and sale of which are the subject of the Company’s registration statement on Form S-1 (No. 333-166142) (the “Registered Shares”). The second certificate shall represent [_______] shares of Common Stock which have not been registered by the Company (the “Restricted Shares”)
     3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:
          3.1 Organization and Existence. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.
          3.2 Power and Authority; No Conflicts. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. Such execution, delivery and performance will not (i) require the consent, approval or authorization of any third party or any governmental authority, other than the filing of any requisite notices and/or applications to the New York Stock Exchange for the issuance and sale of the Shares and the surrender of the Warrants, (ii) violate or conflict with any provision of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, (iii) conflict with, or constitute a default (or an event that with notice, or lapse of time, or both, would become a default) under, or give to any person or entity any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iv) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (iii) and (iv) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.
          3.3 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, government agency or self-regulatory organization or body pending or, to the knowledge of Company, threatened against or affecting the Company or any of its officers or directors acting as such that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.
          3.4 Valid and Binding Obligations. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution, authorization and delivery by Holder, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          3.5 Valid Issuance. The issuance, sale and delivery of the Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Shares, when so issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. Assuming the validity and accuracy of the Holder’s representations and warranties in this Agreement, the issuance by the Company of the Restricted Shares in accordance with this Agreement is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Company has no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting the tender of Holder’s Warrants.
          3.6 Registration Statement. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-166142) relating to the issuance of up to 48,400,000 shares of the Company’s Common Stock upon exercise of the Public Warrants, Sponsor’s Warrants and Founder’s Warrants (as such terms are defined therein) (the “Warrant Share Registration Statement”); and such Warrant Share Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Warrant Share Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Exercised Warrants constitute Public Warrants under the Warrant Share Registration Statement, and the exercise of the Exercised Warrants is being made pursuant to the Warrant Share Registration Statement.
     4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:
          4.1 Organization and Existence. The Holder is duly organized, validly existing and in good standing under the laws of the Cayman Islands.
          4.2 Power and Authority. The Holder has full power and authority to execute, deliver and perform this Agreement and to carry out the transaction contemplated hereby, including the authority to legally tender, sell, assign and transfer the Warrants. Such execution, delivery and performance will not (i) require the consent, approval or authorization of any third party or any governmental authority, (ii) violate or conflict with any provision of the Certificate of Incorporation (or similar governing documents) of the Holder, (iii) conflict with, or constitute a default (or an event that with notice, or lapse of time, or both, would become a default) under, or give to any person or entity any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iv) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (iii) and (iv) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

          4.3 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, government agency or self-regulatory organization or body pending or, to the knowledge of Holder, threatened against or affecting the Holder or any of its officers or directors acting as such that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
          4.4 Valid and Binding Obligations. This Agreement has been duly and validly executed and delivered by the Holder and, assuming the due execution, authorization and delivery by the Company, constitutes the valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          4.5 Title. The Holder holds the Warrants free and clear of any liens, security interests, encumbrances or other restrictions on transfer. The Holder has not entered into any agreement which creates or will create upon transfer to the Company any lien, security interests, encumbrances, notices, restrictions for transfer on the Warrants except such as are created by the Company. The Company shall acquire good and marketable title to the Warrants being surrendered hereunder, free and clear of any liens, security interests, pledges, claims, liabilities and restrictions of any nature whatsoever (other than restrictions imposed by applicable securities laws).
          4.6 Information. The Holder has reviewed the Company’s public filings with the Commission and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Transaction. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Transaction and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access. Except as it pertains to the Transaction, this Agreement and the facts, circumstances and negotiations giving rise to thereto, Holder is not in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents.
          4.7 Regulation M. Holder is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock or Warrants and other activities with respect to the Common Stock or Warrants by the Holder.
          4.8 Accredited Investor. Holder is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement and (iv) able to afford the entire loss of its investment in the securities being purchased by the Holder from the Company. The Holder is acquiring the Restricted Shares for investment and not with a view to the sale or distribution thereof and understands that the Restricted Shares are restricted securities, as defined in the Securities Act, and may not be sold or otherwise distributed except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and that the certificates for such securities shares will bear a legend in substantially the following form:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (2) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER OR ISSUER’S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.
     5. Registration Rights.
          5.1 Definitions. For the purposes of this Agreement, the terms set forth below are used herein as so defined:
          5.1.1 “Business Day” means a day other than a Saturday, Sunday or a day on which commercial banks in Denver, Colorado are authorized or required by applicable Law to be closed for business.
          5.1.2 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          5.1.3 “Registrable Securities” means: (i) the Restricted Shares and (ii) any security issued with respect to such Restricted Shares upon any stock dividend, split, merger or similar event, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of (a) when a registration statement covering such Registrable Security becomes or is declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or transferred in a private transaction; (c) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; or (d) one year after the Closing Date.
          5.1.4 “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement pursuant to Section 5.3 and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and New York Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.
          5.1.5 “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.
          5.1.6 “Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act).
          5.2 Rights and Obligations. All rights and obligations of the Holder under this Section 5, and all rights and obligations of the Company under this Section 5 with respect to the Holder, shall terminate upon the termination of the Effectiveness Period (as defined below).
          5.3 Deadline To Become Effective. As soon as practicable following the Closing Date, but in any event within 45 days of the Closing Date, the Company shall prepare and file a Shelf Registration Statement under the Securities Act with respect to all of the Registrable Securities. The Shelf Registration Statement filed pursuant to this Section 5.3 shall be on such appropriate registration form of the Commission as shall be selected by the Company. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective as soon as practicable but no later than 180 days following the Closing Date (the “Target Effective Date”). The Company will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 5.3 to be continuously effective under the Securities Act until the earlier of (i) the date as of which all

Registrable Securities are sold by the Holder and (ii) the date as of which all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within five (5) Business Days of such date, the Company shall provide the Holder with written notice of the effectiveness of the Shelf Registration Statement.
          5.4 Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Holder, suspend the Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but may settle any previously made sales of Registrable Securities) if (i) the Company is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Company determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) the Company has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company; provided, however, in no event shall the Holder be suspended from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 60 days in any 180-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Holder and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.
          5.5 No Demand Rights. Notwithstanding any other provision of this Agreement, the Holder shall not be entitled to any “demand” rights or similar rights that would require the Company to effect an underwritten offering upon the demand of the Holder.
          5.6 In connection with its obligations under this Section 5, the Company will use its commercially reasonable efforts to:
          5.6.1 prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
          5.6.2 furnish to the Holder (i) upon request and subject to appropriate confidentiality obligations, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide the Holder the opportunity to object to any information pertaining to the Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by the Holder with respect to such information prior to filing the Shelf Registration Statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement and the prospectus included therein and any supplements and amendments thereto as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement;
          5.6.3 if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Holder shall reasonably request; provided, however, that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
          5.6.4 notify the Holder, at any time when a prospectus relating thereto is required to be delivered by it under the Securities Act, of (i) the filing of the Shelf Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any prospectus or prospectus supplement thereto;
          5.6.5 notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

          5.6.6 upon request and subject to appropriate confidentiality obligations, furnish to the Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
          5.6.7 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
          5.6.8 cause all such Registrable Securities registered pursuant to this Agreement to be listed on the New York Stock Exchange;
          5.6.9 use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of such Registrable Securities; and
          5.6.10 if requested by the Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.
The Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 5.6.5, shall forthwith discontinue offers and sales of the Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.6.5 or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, the Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in its possession or control, other than permanent file copies then in the Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.
          5.7 Cooperation by Holder. The Company shall have no obligation to file the Shelf Registration Statement if the Holder fails, upon request from the Company, to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

          5.8 [RESERVED]
          5.9 Expenses. The Company will pay all reasonable Registration Expenses as determined in good faith. The Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 6 hereof, the Company shall not be responsible for legal fees incurred by the Holder in connection with the exercise of the Holder’s rights hereunder.
          5.10 Failure to Register. In the event that the Shelf Registration Statement has not been declared effective before the Target Effective Date and the Company has failed to comply with its obligations under Section 7 of this Agreement (the “Penalty Conditions”), then the Company shall pay to the Holder, upon Holder’s demand, an amount in cash equal to .75% of the aggregate fair market value (measured on a monthly basis by calculating the average daily closing prices on the NYSE) of the Registrable Securities for each month that the Company has failed to satisfy the Penalty Conditions; provided, however, for the avoidance of doubt, payment of any amount pursuant to this Section 5.10 shall be due only for those months where Holder continues to hold any Registrable Securities, and shall be pro-rated to the extent the Penalty Conditions were only effective for a portion of the month, based on the number of trading days Holder was unable to sell such Registrable Securities either pursuant to the Shelf Registration Statement, Rule 144, or otherwise.
     6. Indemnification.
          6.1 By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Holder, its directors, officers, employees and agents and each Person, if any, who controls the Holder and its directors, officers, employees or agents (collectively, the “Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Shelf Registration Statement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, (iii) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or (iv) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, other than the obligations of the Company pursuant to Section 5, and will reimburse the Holder Indemnified Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder Indemnified Person in writing specifically for use in the

Shelf Registration Statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person, and shall survive the transfer of such securities by the Holder.
          6.2 By the Holder. The Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, (the “Company Indemnified Persons”) against any Losses to which such Company Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in information regarding the Holder, furnished in writing by or on behalf of the Holder expressly for inclusion in the Shelf Registration Statement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, (ii) any misrepresentation or breach of any representation or warranty made by the Holder in this Agreement or (iii) any breach of any covenant, agreement or obligation of the Holder contained in this Agreement; provided, however, that the liability of the Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by the Holder from the sale of the Registrable Securities giving rise to such indemnification.
          6.3 Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 6. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election to so assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.
          6.4 Contribution. If the indemnification provided for in this Section 6 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements, omissions or conduct that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall the Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by the Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          6.5 Other Indemnification. The provisions of this Section 6 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
     7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, during the Effectiveness Period, the Company agrees to use its commercially reasonable efforts to:
          7.1 Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;
          7.2 File with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

          7.3 So long as the Holder owns any Registrable Securities, furnish, unless otherwise available via EDGAR, to the Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.
     8. Conditions to the Company’s Obligation to Consummate Transaction. The obligation of the Company to consummate the Transaction is subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:
          8.1 The representations and warranties of the Holder set forth in this Agreement shall be true and correct in all respects on the date of this Agreement and on the Closing Date, as if made on the Closing Date, and on or before such Closing Date, the Holder shall have performed in all respects the covenants and agreements of the Holder required to be performed by the Holder on or before the Closing Date.
     9. Conditions to the Holder’s Obligation to Consummate Transaction. The obligation of the Holder to consummate the Transaction is subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:
          9.1 The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on the date of this Agreement and on such Closing Date, as if made on such Closing Date, and on or before such Closing Date, the Company shall have performed in all respects the covenants and agreements of the Company required to be performed by the Company on or before such Closing Date.
     10. Miscellaneous.
          10.1 Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
          10.2 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          10.3 This Agreement shall be binding on and inure to the benefit of each party hereto and his or its legal representatives, successors and assigns; provided, however, Holder may not assign its rights pursuant to Section 5 without the prior written consent of the Company.
          10.4 This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.
          10.5 The representations and warranties contained herein shall survive for one year following the Closing Date.

          10.6 All notices and other communications relating to this Agreement shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, and when received if delivered otherwise, to the party to whom it is directed:
          If to the Company, to the Company at the following address:
Resolute Energy Corporation
1675 Broadway
Suite 1950
Denver, CO 80202
Attn: Michael N. Stefanoudakis, General Counsel
Fax: (303) 623-3628
          With a copy to:
Davis, Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, CO 80202
Attn: Ronald R. Levine, II
Fax: (303) 892-7400
          If to the Holder, to the Holder at the following address:
[_____________]
c/o Pine River Capital Management L.P.
601 Carlson Parkway
Suite 330
Minnetonka, MN 55305
Attn: Timothy O’Brien, General Counsel
Fax: 612-238-3301
          10.7 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
          10.8 The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
          10.9 This Agreement constitutes the entire agreement between and among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between and among the parties with respect to the subject matter hereof and thereof. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
          10.10 In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          10.11 Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

RESOLUTE ENERGY CORPORATION, a Delaware corporation

By:

Name:

Title:

[_______________]

By:	Pine River Capital Management L.P.,
Its Investment Manager

By:

Name:

Title: